Exhibit 99.1

PRESS RELEASE

	Contacts:	Robert McPherson
Sr. Vice President, CFO
Metals USA Holdings Corp
FOR IMMEDIATE RELEASE		954-202-4000

METALS USA REPORTS STRONG FIRST QUARTER 2011 RESULTS

April 26, 2011 – FORT LAUDERDALE, FLORIDA – Metals USA Holdings Corp. (NYSE: MUSA) today reported its results for the three months ended March 31, 2011.

Net sales for the first quarter of 2011 were $432.3 million, up 50% from net sales of $287.9 million recorded for the first quarter of 2010. Net income for the first quarter of 2011 was $12.4 million compared to net income of $0.1 million recorded for the three months ended March 31, 2010. Earnings per diluted share (“EPS”) were $0.33 in the first quarter of 2011 compared to break-even EPS recorded for the first quarter 2010. The Company incurred approximately $1.2 million in non-recurring expenses related to the acquisition of The Richardson Trident Company (“Trident”) as well a non-recurring loss of $663,000 related to the closure of a Plates and Shapes location in Hayward, California. These non-recurring charges decreased net income for the first quarter of 2011 by approximately $1.1 million or $0.03 per diluted share.

Metal shipments were 368,000 tons for the first quarter of 2011, up 48% from metal shipments of 249,000 tons in the first quarter of 2010. Excluding shipments from the Company’s recent acquisitions, shipments during the first quarter of 2011 increased 32% compared to shipments during the first quarter of 2010. Recent acquisitions caused shipments during the first quarter of 2011 to include a larger proportion of toll processed tonnage than the Company’s historic norm. Toll processing describes performing processing services on customer-owned material. Net sales for toll processing equates to the processing service fee charged to the customer. Toll processed tonnage was 45,000 tons during the first quarter of 2011 compared to 10,000 tons for the first quarter of 2010.

Lourenco Goncalves, the Company’s Chairman, President and C.E.O., stated: “Our strong first quarter results were enhanced by favorable business conditions throughout the quarter. Underlying demand continues to steadily recover, consistent with the last several quarters.” Mr. Goncalves added: “Our Plates and Shapes Group experienced especially strong shipment volumes given its higher percentage of spot transaction business and, in certain cases, customers buying ahead of escalating prices. Given the relatively stable pricing environment of late, we expect to see margins in our Plates and Shapes Group tighten a bit, as higher cost material flows through inventory. However, this should be more than offset by expanding margins in our Flat Rolled and Non-Ferrous Group, as the majority of its multi-month pricing arrangements react to price indices with approximately one quarter delay.” Mr. Goncalves concluded: “It appears inventory in the supply chain remains relatively lean, and we believe our inventory is appropriately positioned for current market conditions.”

Adjusted EBITDA (as defined and calculated in the attached table), a non-GAAP financial measure used by Metals USA and its lenders to evaluate the performance of the business, was $37.3 million for the first quarter of 2011, up 105% from the Company’s Adjusted EBITDA of $18.2 million for the first quarter of 2010. As defined in its asset-based credit facility (the “ABL Facility”), the Company’s pro forma leverage ratio at March 31, 2011 was 4.1 based on a trailing twelve month pro forma Adjusted EBITDA of $116.8 million.

Metals USA had $239.4 million drawn under its ABL Facility at March 31, 2011, with excess availability of $142.7 million which was down from $161.5 million at December 31, 2010. Net debt, defined as total outstanding debt less cash, increased by $139.6 million during the quarter to $469.5 million as of March 31, 2011 due primarily to an increase in net working capital and borrowings used to pay the purchase price for the Trident acquisition. Net cash used in operating activities for first quarter of 2011 was $46.4 million. Total availability under the ABL Facility expanded commensurate with the increase in working capital. Capital expenditures were $2.0 million for the three months ended March 31, 2011.

On March 11, 2011, Metals USA announced the closing of the acquisition of Trident. The acquisition of Trident represents Metals USA’s third acquisition since its IPO in April 2010. With sales for the twelve months ended December 31, 2010 of approximately $148 million on

23,000 shipped tons, Trident is also the largest company acquired by Metals USA to date. With the addition of Trident’s eight processing centers located in Texas, Oklahoma, Georgia, California, and Massachusetts, Metals USA significantly increased its geographic coverage toward desired target markets in the Southeast, Southcentral, Northeast and the West Coast of the United States. The majority of Trident’s revenues are generated by supplying products to a blue chip customer base in the fast growing and highly profitable Oil & Gas field services market. Trident also has significant exposure to other attractive sectors such as aerospace, defense and transportation. The acquisition significantly enhances Metals USA’s position and market-share within these four sectors.

Conference Call and Webcast

Metals USA has scheduled a conference call for Tuesday, April 26, 2011 at 11 a.m. Eastern Time. Anyone interested in hearing the call live may gain access via the Company’s website. A replay of the call will be available approximately two hours after the live broadcast ends and will be available until approximately June 26, 2011. To access the replay, dial (888) 286-8010 and enter the pass code 37891860.

About Metals USA

Metals USA provides a wide range of products and services in the heavy carbon steel, flat-rolled steel, non-ferrous metals, and building products markets. For more information, visit the Company’s website at www.metalsusa.com. The information contained in this release is limited and the Company encourages interested parties to read the Company’s annual report on Form 10-K, its quarterly reports Form 10-Q and its other reports, statements and materials filed with the Securities and Exchange Commission for more complete information about the Company. Additionally, copies of the Company’s filings with the Securities and Exchange Commission, together with press releases and other information investors may find of interest, can be found at the Company’s website at www.metalsusa.com under “Investor Relations.”

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the federal securities law which involve known and unknown risks, uncertainties or other factors not under the Company’s control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. Such statements include, but are not limited to, statements concerning the future performance of the acquired businesses, the integration of the acquired businesses into the Company’s operations, anticipated synergies, statements concerning the Company’s plans, competitive position and market share, projections concerning revenue, profitability, raw material pricing, cash flows, earnings, sales, volumes, balance sheet strength, debt or other financial and operational measures; projected working capital needs; demand trends for the Company’s products or its markets; pricing trends for metal or other raw materials and finished goods and the impact of pricing changes; anticipated capital expenditures; anticipated improvements and efficiencies in costs, operations, sales, inventory management, sourcing and the supply chain; projected timing, results, benefits, costs, charges and expenditures related to acquisitions or divestitures; the ability to operate profitably and generate cash in the current economic environment, the ability to capture and maintain margins and market share and to develop or take advantage of future opportunities, new products, services and markets; expectations for Company and customer inventories and customer orders; expectations for the economy and markets or improvements therein; expectations for improving earnings, margins or shareholder value; and other non-historical matters. Factors that could cause the Company’s results to differ materially from actual results or current expectations include, but are not limited to, unanticipated liabilities associated with the acquired businesses, the loss of key customers of the acquired businesses, changes in metal prices, the effect of economic conditions generally in the United States and in the regions in which the Company and the acquired businesses operate and international economies and within major product markets, including a prolonged or substantial economic downturn; the effect of consolidation or other actions of our suppliers; disruptions in our sources of supply; increased competition and the other factors detailed in the Company’s annual report on Form 10-K under the caption “Risk Factors” and other reports filed with the Securities and Exchange Commission. In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of this date and the Company disclaims any duty to update the information herein.

-Tables follow -

Metals USA Holdings Corp.

Unaudited Consolidated Statements of Operations

(In millions, except per share data)

	Three Months Ended
	March 31,		December 31,
	2011	2010	2010

Revenues:
Net sales	$432.3	$287.9	$323.9

Operating costs and expenses:
Cost of sales (exclusive of operating and delivery, and depreciation and amortization shown below)	329.7	218.4	252.2
Operating and delivery	41.1	31.3	34.2
Selling, general and administrative	26.8	21.0	21.5
Depreciation and amortization	4.8	4.6	4.4
Loss (gain) on sale of property and equipment	0.1	(0.1)	0.4

Operating income	29.8	12.7	11.2
Other expense:
Interest expense	9.0	11.7	9.0

Income before income taxes	20.8	1.0	2.2
Provision (benefit) for income taxes	8.4	0.9	(0.9)

Net income	$12.4	$0.1	$3.1

Income per share:
Income per share - basic	$0.34	$—	$0.08
Income per share - diluted	$0.33	$—	$0.08

Number of common shares used in the per share calculation:
Basic	37.0	25.6	37.0
Diluted	37.3	25.9	37.3

Metals USA Holdings Corp.

Unaudited Consolidated Balance Sheets

(In millions, except share amounts)

	March 31, 2011	December 31, 2010

Assets
Current assets:
Cash	$12.1	$16.6
Accounts receivable, net of allowance of $6.2 and $5.9, respectively	220.7	149.3
Inventories	338.3	290.8
Deferred income tax asset	12.6	12.0
Prepayments and other	9.4	9.8

Total current assets	593.1	478.5
Property and equipment, net	244.9	198.8
Intangible assets, net	27.9	7.4
Goodwill	55.5	47.3
Other assets, net	13.5	13.5

Total assets	$934.9	$745.5

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$91.5	$66.6
Accrued liabilities	43.4	30.6
Current portion of long-term debt	1.5	1.1

Total current liabilities	136.4	98.3
Long-term debt, less current portion	480.1	345.4
Deferred income tax liability	92.1	88.5
Other long-term liabilities	22.2	22.2

Total liabilities	730.8	554.4

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued or outstanding at March 31, 2011 and December 31, 2010, respectively	—	—
Common stock, $.01 par value, 140,000,000 shares authorized, 37,024,842 issued and outstanding at March 31, 2011 and December 31, 2010	0.4	0.4
Additional paid-in capital	230.2	229.8
Retained deficit	(27.1)	(39.5)
Accumulated other comprehensive income	0.6	0.4

Total stockholders’ equity	204.1	191.1

Total liabilities and stockholders’ equity	$934.9	$745.5

Metals USA Holding Corp.

Unaudited Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended March 31,
	2011	2010

Cash flows from operating activities:
Net income	$12.4	$0.1
Adjustments to reconcile net income to net cash used in operating activities:
Loss (gain) on sale of property and equipment	0.1	(0.1)
Provision for bad debts	0.7	0.6
Depreciation and amortization	5.3	5.1
Amortization of debt issuance costs and discounts on long-term debt	0.7	1.1
Deferred income taxes	3.4	(0.2)
Stock-based compensation	0.4	0.1
Excess tax benefit from stock-based compensation	—	(0.1)
Non-cash interest on PIK option	—	3.1
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(54.6)	(25.1)
Inventories	(29.4)	(7.7)
Prepayments and other	0.5	1.3
Accounts payable and accrued liabilities	13.9	12.2
Other	0.2	—

Net cash used in operating activities	(46.4)	(9.6)

Cash flows from investing activities:
Sale of assets	0.1	0.1
Purchases of assets	(2.0)	(0.5)
Acquisition costs, net of cash acquired	(88.8)	—

Net cash used in investing activities	(90.7)	(0.4)

Cash flows from financing activities:
Borrowings on credit facility	133.4	46.5
Repayments on credit facility	—	(37.5)
Repayments of long-term debt	(0.1)	(0.2)
Deferred financing costs	(0.7)	—
Excess tax benefit from stock-based compensation	—	0.1

Net cash provided by financing activities	132.6	8.9

Net decrease in cash	(4.5)	(1.1)
Cash, beginning of period	16.6	6.0

Cash, end of period	$12.1	$4.9

Metals USA Holdings Corp.

Unaudited Supplemental Segment and Non-GAAP Information

(In millions, except shipments)

	Three Months Ended
	March 31,		December 31,
	2011	2010	2010

Segment:
Flat Rolled and Non-Ferrous:
Net sales	$228.5	$152.0	$171.4
Operating income	$17.1	$10.9	$9.1
Depreciation and amortization	$2.2	$1.8	$1.8
EBITDA (1)	$19.3	$12.7	$10.9
Adjusted EBITDA (2)	$19.3	$12.7	$11.0
Shipments (3)	207	134	140

Plates and Shapes:
Net sales	$190.2	$121.9	$135.2
Operating income	$22.0	$9.1	$8.2
Depreciation and amortization	$2.3	$2.4	$2.2
EBITDA (1)	$24.3	$11.5	$10.4
Adjusted EBITDA (2)	$24.9	$11.5	$10.4
Shipments (3)	163	117	129

Building Products:
Net sales	$16.2	$16.2	$19.3
Operating loss	$(1.8)	$(1.7)	$(0.7)
Depreciation and amortization (5)	$0.6	$0.6	$0.6
EBITDA (1)	$(1.2)	$(1.1)	$(0.1)
Adjusted EBITDA (2)	$(1.2)	$(1.1)	$(0.1)
Shipments (3)	—	—	—

Corporate and other:
Net sales (4)	$(2.6)	$(2.2)	$(2.0)
Operating loss	$(7.5)	$(5.6)	$(5.4)
Depreciation and amortization	$0.2	$0.3	$0.3
EBITDA (1)	$(7.3)	$(5.3)	$(5.1)
Adjusted EBITDA (2)	$(5.7)	$(4.9)	$(4.5)
Shipments (3) (4)	(2)	(2)	(2)

Consolidated:
Net sales	$432.3	$287.9	$323.9
Operating income	$29.8	$12.7	$11.2
Depreciation and amortization (5)	$5.3	$5.1	$4.9
EBITDA (1)	$35.1	$17.8	$16.1
Adjusted EBITDA (2)	$37.3	$18.2	$16.8
Shipments (3)	368	249	267

Product Mix: (6)
Carbon Flat Rolled	35.7%	35.3%	34.6%
Mini Mill Products	10.7%	9.8%	12.1%
Non-Ferrous	21.1%	23.2%	21.4%
Plate	19.0%	17.5%	18.3%
Structural	13.5%	14.2%	13.6%

Total	100.0%	100.0%	100.0%

(1)	EBITDA is the summation of operating income (loss) and depreciation and amortization. We believe that EBITDA is commonly used as a measure of performance for companies in our industry and is frequently used by analysts, investors, lenders and other interested parties to evaluate a company’s financial performance and its ability to incur and service debt. EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States of America. The items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or a measure of liquidity.
(2)	Adjusted EBITDA, as contemplated by our credit documents, is used by our lenders for debt covenant compliance purposes. Adjusted EBITDA is EBITDA adjusted to eliminate management fees to related parties, one-time, non-recurring charges related to the use of purchase accounting, and other non-cash income or expenses, which are more particularly defined in our credit documents and the indentures governing our notes.
(3)	Expressed in thousands of tons. Not a meaningful measure for Building Products.
(4)	Negative net sales and shipment information represent the elimination of intercompany transactions.
(5)	Includes depreciation expense recorded in cost of sales.
(6)	Based on net sales by product line excluding Building Products.

EBITDA and Adjusted EBITDA Non-GAAP Measures, Reconciliations and Explanations

EBITDA is the summation of operating income (loss) and depreciation and amortization. EBITDA also represents net income before interest, income taxes, depreciation and amortization. Adjusted EBITDA (as defined by the loan and security agreement governing the ABL facility and the indentures governing our notes) is defined as EBITDA further adjusted to exclude certain non-cash, non-recurring and realized (or in the case of the indentures, expected) future cost savings directly related to prior acquisitions. EBITDA and Adjusted EBITDA are not defined terms under accounting principles generally accepted in the United Sates of America (“GAAP”). Neither EBITDA nor Adjusted EBITDA should be considered an alternative to operating income or net income as a measure of operating results or an alternative to cash flow as a measure of liquidity.

There are material limitations associated with making the adjustments to our earnings to calculate EBITDA and Adjusted EBITDA and using these non-GAAP financial measures as compared to the most directly comparable GAAP financial measures. For instance, EBITDA and Adjusted EBITDA do not include:

•	interest expense, and because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate revenue;

•	depreciation and amortization expense, and because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue; and

•	income tax expense, and because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate.

We present EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by our investors and other interested parties, as well as by our management, in the evaluation of companies in our industry, many of which present EBITDA when reporting their results. In addition, EBITDA provides additional information used by our management and board of directors to facilitate internal comparisons to historical operating performance of prior periods. Further, management believes EBITDA facilitates our operating performance comparisons from period to period because it excludes potential differences caused by variations in capital structure (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting depreciation expense).

We believe that the inclusion of supplemental adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about the performance of the business, and we are required to present Adjusted EBITDA to demonstrate compliance with our debt covenants. Management uses Adjusted EBITDA as a key indicator to evaluate performance of certain employees.

Pro Forma Adjusted EBITDA is defined as Adjusted EBITDA (as discussed above) with additions for the Adjusted EBITDA of our recent acquisitions, as though we owned those businesses for the twelve-month period ended March 31, 2011. Adjusted EBITDA on a Pro Forma Basis, as defined by our credit agreements, is a non-GAAP measure used in the calculation of our Consolidated Total Debt Ratio, as defined by the indenture governing our notes.

	Three Months Ended			Twelve Months Ended
	March 31,		December 31,	March 31,
	2011	2010	2010	2011
	(In millions)

Operating income	$29.8	$12.7	$11.2	$77.3
Depreciation and amortization (1)	5.3	5.1	4.9	20.0

EBITDA	35.1	17.8	16.1	97.3
Indenture defined adjustments to EBITDA:
Facility closure and severance costs	0.6	—	—	0.6
Stock options and grant expense	0.4	0.1	0.5	1.5
Management fees and other costs	—	0.3	0.2	3.5
Acquisition expenses	1.2	—	—	1.2

Adjusted EBITDA	$37.3	$18.2	$16.8	$104.1

Pro forma acquisition adjustments				12.7

Pro forma Adjusted EBITDA				$116.8

(1)	Includes depreciation expense recorded in cost of sales for the Building Products Group.